UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 1, 2022

THUMZUP MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

(State or Other Jurisdiction of Incorporation)

Nevada	333-255624	85-3651036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 S Carson Street, Suite 4, Carson City, NV 89701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 237-2887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Director Appointment

On June 1, 2022, Robert Haag, age 57, was appointed a director of Thumzup Media Corporation (the “Company”).

Mr. Haag is the Managing Member of Westside Strategic Partners LLC, which has been an investor in the Company, purchasing an aggregate of 58,334 shares of common stock, and a convertible note of the Company in the amount of $50,000, for an aggregate amount invested of $125,000. Additionally, for the past five years, Mr. Haag has been the Managing Director of IRTH Communications, LLC.

For his services as director, Mr. Haag will receive $1,000 every quarter.

There is no other arrangement or understanding between Mr. Haag and any other person as it relates to his appointment as a director. Mr. Haag does not have any family relationships with any of the Company’s directors or executive officers, and, other than as disclosed above, he has not been a participant, or had any interest, in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, since the beginning of the Company’s last fiscal year.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUMZUP MEDIA CORPORATION

Date: June 7, 2022	By:/s/ ROBERT STEELE

Robert Steele
Chief Executive Officer